Exhibit 99.1

SUPERVALU Reports Fourth Quarter Fiscal 2014 Results

Diluted EPS from continuing operations of $0.15; adjusted diluted EPS from continuing operations of $0.18; Retail Food ID sales positive 0.2%; Save-A-Lot corporate store ID sales positive 3.5% and Save-A-Lot network ID sales positive 2.1%

MINNEAPOLIS--(BUSINESS WIRE)--April 23, 2014--SUPERVALU INC. (NYSE: SVU) today reported fourth quarter fiscal 2014 net sales of $3.95 billion and net earnings of $26 million, or $0.10 per diluted share.

Net earnings from continuing operations for the fourth quarter of fiscal 2014 were $40 million, or $0.15 per diluted share, and included $8 million in after-tax net costs and charges primarily for employee severance and debt financing activities. When adjusted for these items, fourth quarter fiscal 2014 net earnings from continuing operations were $48 million, or $0.18 per diluted share. Net loss from continuing operations for last year’s fourth quarter was $174 million, or $0.82 per diluted share, and included $149 million in after-tax costs and charges primarily for non-cash asset impairments and employee severance. When adjusted for these items, fourth quarter fiscal 2013 net loss from continuing operations was $25 million, or $0.11 per diluted share. Net loss from discontinued operations in the fourth quarter of fiscal 2014 was $14 million. [See tables 1-4 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"Fiscal 2014 was an important transition year for SUPERVALU as we stabilized the organization and set the foundation for our future,” said President and CEO Sam Duncan. “I am pleased with the direction of our business segments and look forward to the new fiscal year where we can focus our attention on driving sales growth across the organization.”

Fourth Quarter Results – Continuing Operations

Fourth quarter net sales were $3.95 billion compared to $3.90 billion last year, an increase of 1.4 percent. Identical store sales in the Save-A-Lot network were positive 2.1 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 3.5 percent. Identical store sales in the Retail Food segment were positive 0.2 percent. Total sales within the Independent Business segment decreased 0.6 percent. Fees earned under the Transition Services Agreements (“TSA”) in the fourth quarter were $46 million compared to $9 million last year.

Gross profit for the fourth quarter was $590 million, or 14.9 percent of net sales. Last year’s fourth quarter gross profit was $557 million, or 14.3 percent of net sales. The increase in gross profit compared to last year was primarily driven by incremental fees earned under the TSA and the benefits of lower infrastructure costs partly offset by incremental investments to lower prices to customers.

Selling and administrative expenses in the fourth quarter were $471 million, or 11.9 percent of net sales, and included $8 million in pre-tax employee severance costs. When adjusted for these costs, selling and administrative expenses were $463 million, or 11.7 percent of net sales. Selling and administrative expenses in last year’s fourth quarter were $760 million, or 19.5 percent of net sales, and included $238 million in pre-tax asset impairment charges and employee severance costs. When adjusted for these items, selling and administrative expenses in last year’s fourth quarter were $522 million, or 13.4 percent of net sales. The decline in selling and administrative expenses compared to last year was primarily driven by the benefits of cost reduction initiatives and lower surplus property charges.

Last year’s fourth quarter also included a $6 million pre-tax impairment charge for tradenames with indefinite useful lives.

Net interest expense for the fourth quarter was $55 million and included $5 million in pre-tax debt financing costs related to the Company’s term loan re-pricing. When adjusted for this item, net interest expense was $50 million compared to $58 million last year. The decrease in interest expense was primarily driven by lower average rates and lower outstanding balances on the Company’s senior notes.

SUPERVALU’s income tax expense was $24 million, or 38.2 percent of pre-tax earnings, for the fourth quarter, compared to an income tax benefit of $93 million, or 35.0 percent of pre-tax loss in last year’s fourth quarter.

Independent Business

Fourth quarter Independent Business net sales were $1.82 billion compared to $1.83 billion last year, a decrease of 0.6 percent, primarily due to the continued impact of losing two large customers and lower military sales partially offset by net new business.

Independent Business operating earnings in the fourth quarter were $54 million, or 3.0 percent of net sales, and included $4 million of pre-tax employee severance costs. When adjusted for this item, Independent Business operating earnings in the fourth quarter were $58 million, or 3.2 percent of net sales. Last year’s Independent Business operating earnings in the fourth quarter were $28 million, or 1.5 percent of net sales, and included $22 million in pre-tax asset and tradename impairment charges and employee severance costs. When adjusted for these items, Independent Business operating earnings in last year’s fourth quarter were $50 million, or 2.7 percent of net sales. The increase in Independent Business adjusted operating earnings was primarily attributable to lower bad debt expense and cost reduction initiatives.

Save-A-Lot

Fourth quarter Save-A-Lot net sales were $999 million compared to $969 million last year, an increase of 3.1 percent, reflecting the impact from network identical store sales of positive 2.1 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 3.5 percent.

Save-A-Lot operating earnings in the fourth quarter were $43 million, or 4.3 percent of net sales. Last year’s Save-A-Lot operating earnings in the fourth quarter were $40 million, or 4.2 percent of net sales, and included $9 million in pre-tax asset impairment charges. When adjusted for this item, Save-A-Lot operating earnings in last year’s fourth quarter were $49 million, or 5.0 percent of net sales. The decrease in Save-A-Lot adjusted operating earnings was primarily attributable to incremental investments to lower prices to customers offset in part by the benefits of cost reduction initiatives.

Retail Food

Fourth quarter Retail Food net sales were $1.09 billion compared to $1.09 billion last year. Identical store sales were positive 0.2 percent.

Retail Food operating earnings in the fourth quarter were $36 million, or 3.4 percent of net sales, and included $2 million in pre-tax employee severance costs. When adjusted for this item, Retail Food operating earnings in the fourth quarter were $38 million, or 3.5 percent of net sales. Last year’s Retail Food operating loss was $181 million, or 16.7 percent of net sales, and included $195 million in pre-tax charges primarily related to asset impairments. When adjusted for this item, last year’s retail food operating earnings were $14 million, or 1.3 percent of net sales. The increase in Retail Food adjusted operating earnings was primarily driven by the benefit of cost reduction initiatives, including lower depreciation expense.

Corporate

Fourth quarter fees earned under the TSA were $46 million compared to $9 million last year, reflecting a higher number of stores and distribution centers covered under the agreements.

Net Corporate operating loss in the fourth quarter was $14 million and included $2 million in pre-tax employee severance costs. When adjusted for this item, net Corporate operating loss in the fourth quarter was $12 million. Last year’s net Corporate operating loss in the fourth quarter was $96 million and included $18 million in pre-tax employee severance costs and asset impairment charges. When adjusted for these items, last year’s net Corporate operating loss in the fourth quarter was $78 million. The reduction in Corporate operating loss was primarily driven by incremental fees received under the TSA and cost reduction initiatives. Last year’s loss included administrative costs of the five retail grocery banners that were divested and which were not covered by the previous TSA.

Cash flows – Continuing Operations

Full year fiscal 2014 net cash flows from operating activities were $120 million compared to $417 million last year, reflecting higher cash tax payments and working capital investment in the current year. Full year net cash flows used in investing activities were $86 million compared to $189 million last year, reflecting lower levels of capital expenditures. Full year net cash flows used in financing activities were $98 million compared to $496 million last year, reflecting lower net debt payments and proceeds received from the issuance of common stock to Symphony Investors.

Discontinued Operations

On March 21, 2013, the Company completed the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

Conference Call

A conference call to review the fourth quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.
SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,339 stores composed of 1,819 independent stores serviced primarily by the Company’s food distribution business, 1,330 Save-A-Lot stores, of which 948 are operated by licensee owners; and 190 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., disruption of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Quarter Ended		Fiscal Quarter Ended
	February 22, 2014		February 23, 2013
(In millions, except per share data)	(12 weeks)	% of Net sales	(12 weeks)	% of Net sales

Net sales(1)	$3,953	100.0%	$3,899	100.0%
Cost of sales	3,363	85.1%	3,342	85.7%
Gross profit(1)	590	14.9%	557	14.3%
Selling and administrative expenses(1)	471	11.9%	760	19.5%
Goodwill and intangible asset impairment charges	-	0.0%	6	0.2%
Operating earnings (loss)	119	3.0%	(209)	(5.4)%
Interest expense, net	55	1.4%	58	1.5%
Earnings (loss) from continuing operations before income taxes(2)	64	1.6%	(267)	(6.9)%
Income tax provision (benefit)	24	0.6%	(93)	(2.4)%
Net earnings (loss) from continuing operations(2)	40	1.0%	(174)	(4.5)%
Loss from discontinued operations, net of tax	(14)	(0.3)%	(1,238)	(31.7)%
Net earnings (loss)	$26	0.7%	$(1,412)	(36.2)%

Basic net earnings per share:
Net earnings (loss) per share from continuing operations	$0.15		$(0.82)
Net loss per share from discontinued operations	$(0.05)		$(5.83)
Net earnings (loss) per share	$0.10		$(6.65)

Diluted net earnings per share:
Net earnings (loss) per share from continuing operations(2)	$0.15		$(0.82)
Net loss per share from discontinued operations	$(0.05)		$(5.83)
Net earnings (loss) per share	$0.10		$(6.65)

Dividends declared per share	$-		$-

Weighted average number of shares outstanding:
Basic	259		212
Diluted	261		212

(1)	During the second quarter of fiscal 2014, the Company revised its presentation of fees earned under its transition services agreements. The Company historically presented fees earned under its transition services agreements as a reduction of Selling and administrative expenses. The presentation of such fees earned has been revised and are now reflected as revenue, within Net sales of Corporate, for all periods. The revision had the effect of increasing both Net sales and Gross profit, with a corresponding increase in Selling and administrative expenses. These revisions did not impact Operating earnings (loss), Earnings (loss) from continuing operations before income taxes, Net earnings (loss), cash flows, or financial position for any period reported.

(2)	Results from continuing operations for the fourth quarter ended February 22, 2014 include net costs and charges of $13 before tax ($8 after tax, or $0.03 per diluted share), comprised of severance costs of $8 before tax ($5 after tax, or $0.02 per diluted share), debt refinancing costs of $4 before tax ($3 after tax, or $0.01 per diluted share) and unamortized financing cost charges of $1 before tax ($0 after tax, or $0.00 per diluted share).

Results from continuing operations for the fourth quarter ended February 23, 2013 included net charges and costs of $244 before tax ($149 after tax, or $0.71 per diluted share), comprised of asset impairment and other charges of $210 before tax ($129 after tax, or $0.61 per diluted share), severance costs of $28 before tax ($17 after tax, or $0.08 per diluted share) and intangible asset impairment charges of $6 before tax ($3 after tax, or $0.02 per diluted share).

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Ended		Fiscal Ended
	February 22, 2014		February 23, 2013
(In millions, except per share data)	(52 weeks)	% of Net sales	(52 weeks)	% of Net sales

Net sales(1)	$17,155	100.0%	$17,139	100.0%
Cost of sales	14,623	85.2%	14,803	86.4%
Gross profit(1)	2,532	14.8%	2,336	13.6%
Selling and administrative expenses(1)	2,114	12.3%	2,487	14.5%
Goodwill and intangible asset impairment charges	-	0.0%	6	0.0%
Operating earnings (loss)	418	2.4%	(157)	(0.9)%
Interest expense, net	407	2.4%	269	1.6%
Earnings (loss) from continuing operations before income taxes(2)	11	0.1%	(426)	(2.5)%
Income tax provision (benefit)	5	0.0%	(163)	(1.0)%
Net earnings (loss) from continuing operations(2)	6	0.0%	(263)	(1.5)%
Income (loss) from discontinued operations, net of tax	176	1.0%	(1,203)	(7.0)%
Net earnings (loss)	$182	1.1%	$(1,466)	(8.6)%

Basic net earnings (loss) per share:
Net earnings (loss) per share from continuing operations	$0.02		$(1.24)
Net earnings (loss) per share from discontinued operations	$0.69		$(5.67)
Net earnings (loss) per share	$0.71		$(6.91)

Diluted net earnings (loss) per share:
Net earnings (loss) per share from continuing operations(2)	$0.02		$(1.24)
Net earnings (loss) per share from discontinued operations	$0.68		$(5.67)
Net earnings (loss) per share	$0.70		$(6.91)

Dividends declared per share	$-		$0.0875

Weighted average number of shares outstanding:
Basic	255		212
Diluted	258		212

(1)	During the second quarter of fiscal 2014, the Company revised its presentation of fees earned under its transition services agreements. The Company historically presented fees earned under its transition services agreements as a reduction of Selling and administrative expenses. The presentation of such fees earned has been revised and are now reflected as revenue, within Net sales of Corporate, for all periods. The revision had the effect of increasing both Net sales and Gross profit, with a corresponding increase in Selling and administrative expenses. These revisions did not impact Operating earnings (loss), Income (loss) from continuing operations before income taxes, Net earnings (loss), cash flows, or financial position for any period reported.

(2)	Results from continuing operations for the fiscal year ended February 22, 2014 include net costs and charges of $235 before tax ($144 after tax, or $0.56 per diluted share), comprised of charges for the write-off of non-cash unamortized financing costs and original issue discount acceleration of $99 before tax ($60 after tax, or $0.24 per diluted share) and debt refinancing costs of $75 before tax ($47 after tax, or $0.18 per diluted share) recorded in Interest expense, net, severance costs and accelerated stock-based compensation charges of $46 before tax ($29 after tax, or $0.11 per diluted share), non-cash asset impairment and other charges of $16 before tax ($11 after tax, or $0.04 per diluted share), contract breakage and other costs of $6 before tax ($2 after tax, or $0.01 per diluted share) and a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share) recorded in Selling and administrative expenses, and multi-employer pension withdrawal charge of $3 before tax ($2 after tax, or $0.01 per diluted share) recorded in Gross profit, offset in part by a gain on sale of property of $15 before tax ($10 after tax, or $0.04 per diluted share) recorded in Selling and administrative expenses.

Results from continuing operations for the fiscal year ended February 23, 2013 included net charges and costs of $303 before tax ($187 after tax, or $0.88 per diluted share), comprised of non-cash asset impairment and other charges of $227 before tax ($140 after tax, or $0.66 per diluted share) and severance costs and a multi-employer pension withdrawal charge of $36 before tax ($23 after tax, or $0.10 per diluted share) recorded in Selling and administrative expenses, a non-cash charge for the write-off unamortized financing costs of $22 before tax ($14 after tax, or $0.07 per diluted share) recorded in Interest expense, net, and store closure impairment charges of $22 before tax ($13 after tax, or $0.06 per diluted share) and intangible asset impairment charges of $6 before tax ($3 after tax, or $0.02 per diluted share), offset in part by a cash settlement received from credit card companies of $10 before tax ($6 after tax or, $0.03 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	February 22, 2014	February 23, 2013
(In millions)	(12 weeks)	(12 weeks)

Net sales
Independent Business	$1,821	$1,832
% of total	46.1%	47.0%
Save-A-Lot	999	969
% of total	25.2%	24.9%
Retail Food	1,087	1,089
% of total	27.5%	27.9%
Corporate	46	9
% of total	1.2%	0.2%
Total net sales	$3,953	$3,899
	100.0%	100.0%

Operating earnings (loss)
Independent Business(1)	$54	$28
% of Independent Business sales	3.0%	1.5%
Save-A-Lot(2)	43	40
% of Save-A-Lot sales	4.3%	4.2%
Retail Food(3)	36	(181)
% of Retail Food sales	3.4%	(16.7)%
Corporate(4)	(14)	(96)
Total operating earnings (loss)	119	(209)
% of total net sales	3.0%	(5.4)%
Interest expense, net	55	58
Earnings (loss) from continuing operations before income taxes	64	(267)
Income tax provision (benefit)	24	(93)
Net earnings (loss) from continuing operations	40	(174)
Loss from discontinued operations, net of tax	(14)	(1,238)
Net earnings (loss)	$26	$(1,412)

LIFO credit
Independent Business	$(4)	$(2)
Retail Food	(3)	1
Total LIFO credit	$(7)	$(1)

Depreciation and amortization
Independent Business	$11	$14
Save-A-Lot	14	16
Retail Food	42	52
Total depreciation and amortization	$67	$82

During the first quarter of fiscal 2014, the Company reclassified the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s transition services agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the structure under which the Company is now managed. These changes primarily resulted in the recast of net expenses from Retail Food to Corporate for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the fourth quarter ended February 23, 2013. These changes did not revise or restate information previously reported in the Company's Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for any period.

(1)	Independent Business operating earnings for the fourth quarter ended February 22, 2014 include severance costs of $4. Independent Business operating earnings for the fourth quarter ended February 23, 2013 included severance costs of $11, intangible asset impairment charges of $6 and asset impairment and other charges of $5.

(2)	Save-A-Lot operating earnings for the fourth quarter ended February 23, 2013 included asset impairment and other charges of $9.

(3)	Retail food operating earnings for the fourth quarter ended February 22, 2014 include severance costs of $2. Retail Food operating loss for the fourth quarter ended February 23, 2013 included asset impairment and other charges of $190 and severance costs of $5.

(4)	Corporate operating loss for the fourth quarter ended February 22, 2014 includes severance costs of $2. Corporate operating loss for the fourth quarter ended February 23, 2013 included severance costs of $12 and asset impairment and other charges of $6.

(5)	Interest expense, net for the fourth quarter ended February 22, 2014 includes debt refinancing costs of $4 and the write-off of unamortized financing charges of $1 related to the January 2014 term loan amendment.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Year Ended	Fiscal Year Ended
	February 22, 2014	February 23, 2013
(In millions)	(52 weeks)	(52 weeks)

Net sales
Independent Business	$8,036	$8,166
% of total	46.8%	47.6%
Save-A-Lot	4,228	4,195
% of total	24.6%	24.5%
Retail Food	4,651	4,736
% of total	27.1%	27.7%
Corporate	240	42
% of total	1.5%	0.2%
Total net sales	$17,155	$17,139
	100.0%	100.0%

Operating earnings (loss)
Independent Business(1)	$235	$199
% of Independent Business sales	2.9%	2.4%
Save-A-Lot(2)	167	143
% of Save-A-Lot sales	3.9%	3.4%
Retail Food(3)(4)	72	(160)
% of Retail Food sales	1.6%	(3.4)%
Corporate(4)(5)	(56)	(339)
Total operating earnings (loss)	418	(157)
% of total net sales	2.4%	(0.9)%
Interest expense, net(6)	407	269
Earnings (loss) from continuing operations before income taxes	11	(426)
Income tax provision (benefit)	5	(163)
Net earnings (loss) from continuing operations	6	(263)
Income (loss) from discontinued operations, net of tax	176	(1,203)
Net earnings (loss)	$182	$(1,466)

LIFO (credit) charge
Independent Business	$(3)	$(1)
Retail Food	(6)	5
Total LIFO (credit) charge	$(9)	$4

Depreciation and amortization
Independent Business	$51	$64
Save-A-Lot	64	68
Retail Food	187	233
Total depreciation and amortization	$302	$365

During the first quarter of fiscal 2014, the Company reclassified the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s transition services agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the structure under which the Company is now managed. These changes primarily resulted in the recast of net expenses from Retail Food to Corporate for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the fourth quarter ended February 23, 2013. These changes did not revise or restate information previously reported in the Company's Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for any period.

(1)	Independent Business operating earnings for the fiscal year ended February 22, 2014 include severance costs of $17, a multi-employer pension withdrawal charge of $3, non-cash asset impairment and other charges of $2 and contract breakage and other costs of $1, offset in part by a gain on sale of property of $15. Independent Business operating earnings for the fiscal year ended February 23, 2013 include a severance costs and accelerated stock-based compensation charges of $12, intangible asset impairment and other charges of $6 and asset impairment and other charges of $5.

(2)	Save-A-Lot operating earnings for the fiscal year ended February 22, 2014 include a legal settlement charge of $5, non-cash asset impairment and other charges of $3 and severance costs and accelerated stock-based compensation charges of $2. Save-A-Lot operating earnings for the fiscal year ended February 23, 2013 include charges for store closures of $22 and non-cash asset impairment charges of $13.

(3)	Retail Food operating earnings for the fiscal year ended February 22, 2014 include non-cash asset impairment charges related to software projects abandoned during the period of $9, severance costs and accelerated stock-based compensation charges of $8 and contract breakage costs of $2. Retail Food operating earnings for the fiscal year ended February 23, 2013 include non-cash asset impairment and other charges of $203, severance costs and accelerated stock-based compensation charges of $5 and multi-employer pension withdrawal costs of $4, offset in part by a cash settlement received from credit card companies of $10.

(4)	The fiscal year ended February 22, 2014 segment presentation of Operating earnings for Retail Food and Corporate was revised for results previously reported in the first quarter of fiscal 2014 to reflect certain allocated administrative costs as Retail Food costs. The revision had the effect of decreasing Retail Food’s operating earnings by $20 as reported for the first quarter of fiscal 2014 and the year-to-date presentation of the results in the second and third quarters of fiscal 2014. A corresponding increase in Corporate operating earnings of $20 also occurred. Refer to Note 1 - Summary of Significant Accounting Policies within Part II, Item 8 of the Company's Annual Report on Form 10-K for additional information.

(5)	Corporate operating loss for the fiscal year ended February 22, 2014 includes severance costs of $19, contract breakage and other costs of $3 and non-cash asset impairment charges of $2. Corporate operating loss for the fiscal year ended February 23, 2013 includes severance costs and accelerated stock-based compensation charges of $15 and asset impairment and other charges of $6.

(6)	Interest expense, net for the fiscal year ended February 22, 2014 includes charges for the write-off of unamortized financing costs and original issue discount acceleration of $99 and debt refinancing costs of $75 related to the Company's March 2013 refinancing, the amendment to the $1,500 term loan and the $372 modified "Dutch Auction" tender offer for its senior secured notes due 2016. Interest expense, net for the fiscal year ended February 23, 2013 includes a non-cash charge for the write-off unamortized financing costs of $22 related to debt which was replaced as a result of debt refinancing.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	February 22, 2014	February 23, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$83	$72
Receivables, net	493	466
Inventories, net	861	854
Other current assets	106	84
Current assets of discontinued operations	-	1,494
Total current assets	1,543	2,970
Property, plant and equipment, net	1,497	1,700
Goodwill	847	847
Intangible assets, net	43	51
Deferred tax assets	287	345
Other assets	157	144
Long-term assets of discontinued operations	-	4,977

Total assets	$4,374	$11,034

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,043	$1,089
Accrued vacation, compensation and benefits	190	275
Current maturities of long-term debt and capital lease obligations	45	74
Other current liabilities	213	211
Current liabilities of discontinued operations	-	2,701
Total current liabilities	1,491	4,350
Long-term debt	2,486	2,540
Long-term capital lease obligations	246	275
Pension and other postretirement benefit obligations	536	962
Long-term tax liabilities	140	308
Other long-term liabilities	213	223
Long-term liabilities of discontinued operations	-	3,791
Commitments and contingencies
Total stockholders' deficit	(738)	(1,415)

Total liabilities and stockholders’ deficit	$4,374	$11,034

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Fiscal Year Ended	Fiscal Year Ended
	February 22, 2014	February 23, 2013
(In millions)	(52 weeks)	(52 weeks)

Cash flows from operating activities
Net earnings (loss)	$182	$(1,466)
Income (loss) from discontinued operations, net of tax	176	(1,203)
Net earnings (loss) from continuing operations	6	(263)
Adjustments to reconcile Net earnings (loss) from continuing operations to Net cash provided by operating activities - continuing operations:
Goodwill and intangible asset impairment charges	-	6
Asset impairment and other charges	194	283
Net gain on sale of assets and exits of surplus leases	(17)	(6)
Depreciation and amortization	302	365
LIFO (credit) charge	(9)	4
Deferred income taxes	(39)	(50)
Stock-based compensation	22	13
Net pension and other postretirement benefits cost	79	102
Contributions to pension and other postretirement benefit plans	(124)	(98)
Other adjustments	32	26
Changes in operating assets and liabilities
Receivables	(54)	30
Inventories	2	51
Accounts payable and accrued liabilities	(127)	(69)
Income taxes	(79)	75
Other changes in operating assets and liabilities	(68)	(52)
Net cash provided by operating activities - continuing operations	120	417
Net cash (used in) provided by operating activities - discontinued operations	(101)	481
Net cash provided by operating activities	19	898

Cash flows from investing activities
Proceeds from sale of assets	14	38
Purchases of property, plant and equipment	(111)	(228)
Other	11	1
Net cash used in investing activities - continuing operations	(86)	(189)
Net cash provided by (used in) investing activities - discontinued operations	135	(175)
Net cash provided by (used in) investing activities	49	(364)

Cash flows from financing activities
Proceeds from issuance of debt	2,098	1,713
Proceeds from sale of common stock	177	-
Payments of debt and capital lease obligations	(2,221)	(2,099)
Payments of debt financing costs	(151)	(66)
Dividends paid	-	(37)
Other	(1)	(7)
Net cash used in financing activities - continuing operations	(98)	(496)
Net cash used in financing activities - discontinued operations	(36)	(46)
Net cash used in financing activities	(134)	(542)
Net decrease in cash and cash equivalents	(66)	(8)
Cash and cash equivalents at beginning of year	149	157
Cash and cash equivalents at the end of year	$83	$149
Less cash and cash equivalents of discontinued operations at end of year	-	(77)
Cash and cash equivalents of continuing operations at end of year	$83	$72

SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Capital lease asset additions and related obligations	$2	$13
Purchases of property, plant and equipment included in Accounts payable	$19	$10
Interest and income taxes paid:
Interest paid (net of amounts capitalized)	$227	$232
Income taxes paid (net of refunds)	$118	$31

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K for the fiscal year ended February 22, 2014 and Current Report on Form 8-K filed September 6, 2013.

TABLE 1: FOURTH QUARTER FISCAL 2014 RECONCILIATION OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended February 22, 2014
			Diluted
			Earnings Per
(In millions, except per share data)	Before Tax	After Tax	Share

Earnings from continuing operations	$64	$40	$0.15
Adjustments:
Severance costs	8	5	0.02
Debt refinancing costs	4	3	0.01
Unamortized financing cost charges	1	-	-

Earnings from continuing operations after adjustments	$77	$48	$0.18

TABLE 2: FISCAL 2014 RECONCILIATION OF EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Year Ended February 22, 2014
			Diluted
			Earnings Per
(In millions, except per share data)	Before Tax	After Tax	Share

Earnings from continuing operations	$11	$6	$0.02
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	99	60	0.24
Debt refinancing costs	75	47	0.18
Severance costs and accelerated stock-based compensation charges	46	29	0.11
Asset impairment and other charges	16	11	0.04
Contract breakage and other costs	6	2	0.01
Legal settlement charge	5	3	0.01
Multi-employer pension withdrawal charge	3	2	0.01
Gain on sale of property	(15)	(10)	(0.04)

Earnings from continuing operations after adjustments	$246	$150	$0.58

TABLE 3: FOURTH QUARTER FISCAL 2013 RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO LOSS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended February 23, 2013
			Diluted
			Earnings Per
(In millions, except per share data)	Before Tax	After Tax	Share

Loss from continuing operations	$(267)	$(174)	$(0.82)
Adjustments:
Asset impairment and other charges	210	129	0.61
Severance costs	28	17	0.08
Intangible asset impairment charges	6	3	0.02

Loss from continuing operations after adjustments	$(23)	$(25)	$(0.11)

TABLE 4: FISCAL 2013 YEAR-TO-DATE RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO LOSS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Year Ended February 23, 2013
			Diluted
			Earnings Per
(In millions, except per share data)	Before Tax	After Tax	Share

Loss from continuing operations	$(426)	$(263)	$(1.24)
Adjustments:
Asset impairment and other charges	227	140	0.66
Severance costs and a multi-employer pension withdrawal charge	36	23	0.10
Unamortized financing cost charge	22	14	0.07
Store closure impairment charges	22	13	0.06
Intangible asset impairment charges	6	3	0.02
Cash settlement received from credit card companies	(10)	(6)	(0.03)

Loss from continuing operations after adjustments	$(123)	$(76)	$(0.36)

TABLE 5: RECONCILIATION OF OPERATING EARNINGS (LOSS) FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

	Fiscal Quarter Ended	Fiscal Quarter Ended	Fiscal Year Ended	Fiscal Year Ended
	February 22, 2014	February 23, 2013	February 22, 2014	February 23, 2013
(In millions)	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)

Independent Business operating earnings, as reported	$54	$28	$235	$199
Adjustments:

Severance costs and accelerated stock-based compensation charges	4	11	17	12
Asset impairment and other charges	-	5	2	5
Multi-employer pension withdrawal charge	-	-	3	-
Contract breakage and other costs	-	-	1	-
Intangible asset impairment charges	-	6	-	6
Gain on sale of property	-	-	(15)	-
Independent Business operating earnings, as adjusted	58	50	243	222
Independent Business depreciation and amortization	11	14	51	64
LIFO credit	(4)	(2)	(3)	(1)
Independent Business adjusted EBITDA(1)	$65	$62	$291	$285

Save-A-Lot operating earnings, as reported	$43	$40	$167	$143
Adjustments:
Severance costs	-	-	2	-
Store closure impairment charges	-	-	-	22
Asset impairment and other charges	-	9	3	13
Legal settlement charge	-	-	5	-
Save-A-Lot operating earnings, as adjusted	43	49	177	178
Save-A-Lot depreciation and amortization	14	16	64	68
Save-A-Lot adjusted EBITDA(1)	$57	$65	$241	$246

Retail Food operating earnings (loss), as reported(2)	$36	$(181)	$72	$(160)
Adjustments:
Severance costs and accelerated stock-based compensation charges	2	5	8	5
Asset impairment and other charges	-	190	9	203
Multi-employer pension withdrawal charge	-	-	-	4
Contract breakage and other costs	-	-	2	-
Cash settlement received from credit card companies	-	-	-	(10)
Retail Food operating earnings, as adjusted	38	14	91	42
Retail Food depreciation and amortization	42	52	187	233
LIFO (credit) charge	(3)	1	(6)	5
Retail Food adjusted EBITDA(1)	$77	$67	$272	$280

Corporate operating loss, as reported(2)	$(14)	$(96)	$(56)	$(339)
Adjustments:
Severance costs and accelerated stock-based compensation charges	2	12	19	15
Contract breakage and other costs	-	-	3	-
Asset impairment and other charges	-	6	2	6
Corporate operating loss, as adjusted	(12)	(78)	(32)	(318)
Corporate depreciation and amortization	-	-	-	-
Corporate adjusted EBITDA(1)	$(12)	$(78)	$(32)	$(318)

Total adjusted EBITDA(1)	$187	$116	$772	$493

Pro forma adjustment:
Incremental administrative expense reimbursements(3)	-	35	11	151

Total pro forma adjusted EBITDA(1)(3)	$187	$151	$783	$644

(1)	The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO (credit) charge and any unusual items.
(2)	The fiscal year ended February 22, 2014 segment presentation of Operating earnings for Retail Food and Corporate was revised for results previously reported in the first quarter of fiscal 2014 to reflect certain allocated administrative costs as Retail Food costs. The revision had the effect of decreasing Retail Food’s operating earnings by $20 as reported for the first quarter of fiscal 2014 and the year-to-date presentation of the results in the second and third quarters of fiscal 2014. A corresponding increase in Corporate operating earnings of $20 also occurred. Refer to Note 1 - Summary of Significant Accounting Policies within Part II, Item 8 of the Company's Annual Report on Form 10-K for additional information.
(3)	Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com